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                                                                     Exhibit 5.1

                              August 18, 1999

Catalytica, Inc.
430 Ferguson Drive
Mountain View, CA 94043

RE: AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

   We have examined the Amendment No. 1 to the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission on or about August 19, 1999 (the "Amendment") in connection with the registration under the Securities Act of 1933, as amended, of 4,496,487 shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares pursuant to the acquisition transaction set forth and described in the Amendment.

   It is our opinion that, when issued in the manner described in the Amendment, the Shares will be legally and validly issued, fully-paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Amendment, and further consent to the use of our name whenever appearing in the Amendment.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI,
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI